Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

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Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	(1)	457(o)		$	$22,000,000.00	0.0001381	$3,038.20
Fees to be Paid	Equity	Ordinary Shares, no par value	(2)	457(o)			3,000,000.00	0.0001381	414.30
Fees to be Paid	Equity	Underwriter Warrants	(3)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares, no par value, underlying Underwriter Warrants	(4)	457(o)		$	$1,600,000.00	0.0001381	$220.96

Total Offering Amounts:							$26,600,000.00		3,673.46
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,673.46

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Offering Note(s)

(1)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares, no par value, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the ordinary shares that the underwriters have the option to purchase to cover any over-allotments.
(2)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares, no par value, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement also covers the resale under a separate resale prospectus by the Resale Shareholders.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares, no par value, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

We have agreed to issue to the underwriters warrants to purchase up to a total of 8% of the ordinary shares sold in the offering at an exercise price equal to 100% of the public offering price.

No fee required pursuant to Rule 457(g) under the Securities Act.
(4)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares, no par value, that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

We have agreed to issue to the underwriters warrants to purchase up to a total of 8% of the ordinary shares sold in the offering at an exercise price equal to 100% of the public offering price.